EXHIBIT 10.3

As Seen On TV, Inc. A publicly traded company, ASTV	14044 Icot Blvd., Clearwater, FL 33760 Tel. (727) 288-2738 | Fax. (727) 330-7843 www.tvgoodsinc.com

AMENDMENT TO AGREEMENT

THIS AMENDMENT, dated as of the 8th day of March, 2013 (hereinafter the “Amendment”), is entered into by and between Kevin Harrington (hereinafter the “Service Provider”), and As Seen On TV, Inc., (hereinafter “ASTV”).

RECITALS:

WHEREAS, ASTV and Service Provider entered into a “Services Agreement” dated October 28, 2011 (the “Services Agreement”) which is attached hereto and incorporated herein by reference; and

WHEREAS, ASTV and Service Provider entered into a “License Agreement” dated February 8, 2012 (hereinafter the “License Agreement”); and

WHEREAS, ASTV has agreed to certain amendments to the License Agreement so that ASTV shall no longer be the exclusive owner of the “Licensed Property,” as that term is defined in the License Agreement in return for Service Provider’s agreement to the amendments set forth herein; and

NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the covenants and promises contained herein, ASTV and Service Provider hereby agree as follows:

1.

The above Recitals are true and accurate and are hereby incorporated by reference into this Amendment.

2.

Section 2(a) of the Services Agreement shall be amended so that Service Provider shall no longer be required to serve as a member of the board of directors of ASTV (hereinafter the “Board”) as part of his duties under the Services Agreement.  Service Provider does hereby agree not to sit on the board of directors of any entity that competes with the business of ASTV.  Service Provider shall have the right to sit on the board of directors of a company that does not compete with the business of ASTV if the Board grants its consent to such a thing by a majority vote of its members, not including Service Provider, the consent of which shall not be unreasonably withheld; and

3.

Section 3(a) of the Services Agreement shall be amended so that the “Base Compensation,” as that term is defined in the Services Agreement, shall be $225,000.

4.

Section 5(a) of the Services Agreement is hereby deleted in its entirety and replaced with the following: “RESERVED.”

5.

Section 5(c) of the Services Agreement and all subsections thereof is hereby deleted in its entirety and replaced with the following: “RESERVED.”

6.

Service Provider hereby agrees to comply with all orders from the Chief Executive Officer and the Chief Financial Officer (collectively “the Management”) of ASTV.  A failure on the part of Service Provider to comply with an order from either member of the Management of ASTV will give ASTV the right to terminate the Services Agreement “for cause” as that is defined in section 5(b) of the Services Agreement.

If there are any conflicts between the terms of this Amendment and the Services Agreement, the terms of this Amendment shall control.

ASTV:

Service Provider:

As Seen On TV, Inc.

Mr. Kevin Harrington

By: /S/STEVE ROGAI

By: /s/KEVIN HARRINGTON

Steve Rogai, CEO

Kevin Harrington